Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
October 28, 2014	President and CEO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES

QUARTERLY CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors declared a regular $0.04 cash dividend on the common stock of the Company, payable on November 20, 2014 to the stockholders of record at the close of business on November 10, 2014.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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